Exhibit 99_1

For Immediate Release

Local Corporation Reports Second Quarter 2012 Financial Results

Company Announces Record Traffic and Revenue

IRVINE, Calif., Aug. 9, 2012 – Local Corporation (NASDAQ: LOCM), a leading online local media company, today reported its financial results for the second quarter 2012.

“The company grew revenue 75 percent over the year ago period and we achieved record organic, mobile and total traffic in the second quarter. We began test-selling our complete digital media solution for SMBs, which is a key growth strategy for the company. We’ve been encouraged by both the positive feedback from our customers and significantly lower churn compared to prior offerings, and plan to grow our direct and channel sales capabilities into next year,” said Heath Clarke, Local Corporation chairman and chief executive officer. “We’re seeing lower monetization over the summer months than in prior years due to a different blend of ad partners, but anticipate monetization will strengthen again after Labor Day and through to Christmas, resulting in an expected strong fourth quarter. We’re exploring the divestiture of the Rovion business and have moved that to an asset-held-for-sale. As a result of the foregoing, we are increasing our Adjusted Net Income guidance for the year on slightly lower revenues.”

SUMMARY RESULTS

(in thousands, except per share amounts)

	Q2 2012	Q1 2012	Q2 2011
Consumer Properties:
Owned & Operated	$20,478	$17,973	$9,502
Network	4,114	4,214	3,716
Business Solutions	2,480	2,845	2,259

Revenue	$27,072	$25,032	$15,477

Adjusted Net Income (Loss)*	$468	$139	$(1,535)
Less interest expense, net	(97)	(97)	(30)
Less provision for income taxes	(44)	(55)	(48)
Less non-cash depreciation, amortization and stock compensation	(2,393)	(2,511)	(2,827)
Plus gain (loss) on revaluation of warrants	166	(58)	411
Less net loss from Rovion assets held for sale	(482)	(525)	(477)
Less asset impairment charge	(6,451)	—	—
Less non-recurring charges	(514)	(95)	(898)

GAAP net loss	$(9,347)	$(3,202)	$(5,404)

Diluted Adjusted Net Income (Loss) per share*	$0.02	$0.01	$(0.07)
Diluted GAAP net income (loss) per share	$(0.42)	$(0.14)	$(0.25)

Diluted weighted average shares used for Adjusted Net Income (Loss) per share	22,219	22,219	21,254
Diluted weighted average shares used for GAAP net loss per share	22,086	22,083	21,254

Cash	$7,103	$6,787	$13,482

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; net income (loss) from discontinued operations; impairment charges and non-recurring items.

An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.

Second Quarter Results Highlights:

•	Record Revenue – Second quarter 2012 revenue was a record $27.1 million representing an increase of 75% over second quarter 2011 revenue of $15.5 million.

•

GAAP Net Income (Loss) – Second quarter 2012 GAAP net loss was $9.3 million or ($0.42) per diluted share, compared to the second quarter 2011 GAAP net loss of $5.4 million or ($0.25) per diluted share. Included in GAAP Net Income (Loss) is $6.5 million or ($0.29) per diluted share of impairment charges relating to Spreebird goodwill and intangible assets.

•

Adjusted Net Income (Loss) – Second quarter 2012 Adjusted Net Income was $0.5 million or $0.02 per diluted share compared to second quarter 2011 Adjusted Net Loss of $1.5 million or ($0.07) per diluted share, and includes a non-recurring adjustment for severance costs incurred during the quarter totaling $514,000 or ($0.02) per diluted share.

•

Cash – On June 30, 2012, the company’s cash balance was $7.1 million, an increase of $316,000 over the prior quarter. Cash provided by operating activities of approximately $1.1 million during the second quarter 2012 was offset by approximately $0.8 million cash used for capital expenditures.

•	Debt – On June 30, 2012, the company had borrowings of $8.0 million outstanding under its Square One Bank line of credit.

“The company exceeded revenue and bottom-line projections for the quarter and generated positive cash flow,” said Ken Cragun, Local Corporation chief financial officer. “During the second quarter we took actions to improve future cash flow through the reduction of operating expenses and the anticipated sale of the Rovion business.”

Second Quarter 2012 Operating Highlights:

•

Record Overall and Organic Traffic – Overall traffic on the site and network was a record 100.8 million monthly unique visitors (MUVs) in the second quarter 2012, up 7.7% from first quarter 2012 and up 21.6% from the year ago period. Organic traffic on the site and network was a record 38.6 million MUVs in the second quarter 2012, up 11.6% from the first quarter 2012 and up 25.3% from the year ago period. Organic traffic is defined as all non-SEM sourced traffic. Overall mobile traffic was 19.2 million MUVs in the second quarter 2012, up 60.0% from the first quarter 2012.

•

Asset and Liabilities Held for Sale – The company is currently exploring the divestiture of its Rovion business and the related assets and liabilities are now being classified as assets held for sale. As a result, the revenue and results of operations are excluded from net income (loss) from continuing operations in all periods presented.

•

Impairment Charge – During the second quarter of 2012, the company performed an impairment valuation of Spreebird goodwill and other intangible assets, resulting in a non-cash impairment charge of $6.5 million for the second quarter 2012.The indicators of impairment were primarily lower-than-expected revenue growth and the material decrease in the market capitalization of comparable public companies.

Consumer Properties:

Owned & Operated (O&O):

•

Revenue – Second quarter 2012 total revenue related to the O&O business unit was $20.5 million, up 116% from second quarter 2011 O&O revenue of $9.5 million and up 14% from first quarter 2012 O&O revenue of $18.0 million.

•	Monetization of Traffic – Revenue per thousand visitors (RKV) for second quarter 2012 was $299, up 54% from second quarter 2011 RKV of $194 and up 5% from first quarter 2012 RKV of $285.

Network:

•

Revenue – Second quarter 2012 total revenue related to the Network business unit was $4.1 million, up 11% from the second quarter 2011 Network revenue of $3.7 million and down 2% from first quarter 2012 Network revenue of $4.2 million.

•	Network Sites – The Network business unit ended the second quarter 2012 with more than 1,200 regional media sites utilizing Local Corporation’s white label business directory solution.

Business Solutions:

•	Revenue – Second quarter 2012 revenue was $2.5 million, up 9% from second quarter 2011 revenue of $2.3 million and down 11% from first quarter 2012 revenue of $2.8 million.

•	Digital Media Enrollments – The company ended the second quarter 2012 with more than 800 direct subscribers for its Exact Match suite of digital media services.

•

Legacy Small and Medium-Sized Businesses (SMBs) – The company ended the second quarter 2012 with approximately 16,000 legacy subscribers. The company expects to cease billing all legacy subscribers by the end of 2012, as will be fully discussed in its Form 10-Q to be filed later today.

Recent News Highlights:

•

Local Corporation Granted U.S. Patent – During the second quarter, the company was granted a patent that covers a system for geographical web search indexing. Issued on May 8, 2012, the patent describes a geographical web search system that retrieves an initial webpage and geolocates related webpages to the first geocoded webpage.

•

Record Organic and Mobile Traffic – During the second quarter, the company announced that it had reached record organic and mobile traffic in May 2012. Organic traffic of 14.1 million monthly MUV’s grew 51% from the year ago period. Mobile traffic reached 6.5 million MUVs in May 2012, up over 368% from the year ago period.

•

Channel Sales – The company is testing two channel sales opportunities in two distinct markets to sell select features of its SMB product suite. To date, the initial tests have resulted in the sale of over 400 units. We expect increased sales volume via these new channels through year end.

Third Quarter 2012 Financial Guidance:

Revenue – The company expects third quarter 2012 revenue to be approximately $24.5 million, which will be an increase of over 18% compared to the year ago period.

Adjusted Net Income – Adjusted Net Income for the third quarter 2012 is expected to be approximately breakeven, or $0.00 per diluted share, assuming diluted weighted average shares of 22.5 million.

Projected third quarter 2012 Adjusted Net Income (Loss) Factors:

•	Interest Expense of $100,000

•	Tax Provision Expense of $50,000

•	Depreciation Expense of $1.0 million

•	Amortization Expense of $800,000

•	Stock Compensation Expense of $1.0 million

•	Net loss from Rovion assets held for sale of $300,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

Fiscal 2012 Financial Guidance:

Revenue – The company expects 2012 revenue to be approximately $106 million, which will be an increase of over 35% compared to 2011 revenues.

Adjusted Net Income – Adjusted Net Income for 2012 is expected to be approximately $2.2 million, or $0.10 per diluted share, assuming diluted weighted average shares of 23.0 million, taking into account the dilutive effect of stock options and warrants.

Projected 2012 Adjusted Net Income Factors:

•	Interest Expense of $400,000

•	Income Tax Provision of $150,000

•	Depreciation Expense of $3.9 million

•	Amortization Expense of $3.5 million

•	Stock Compensation Expense of $3.4 million

•	Impairment Charge of $6.5 million

•	Non-recurring Charges of $609,000

•	Net loss from Rovion assets held for sale of $900,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

*	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore cannot reasonably project our GAAP net income (loss). We therefore cannot provide GAAP guidance, but do report GAAP results.

Conference Call Information:

Chairman and CEO Heath Clarke and CFO Ken Cragun will host a conference call today at 5 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-877-454-9136 or 1-617-826-1724, passcode # 98805884. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local Corporation website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents, at: www.streetevents.com.

The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-800-585-8367 or 1-404-537-3406, passcode # 98805884. A replay of the webcast will be available for approximately 90 days on the company’s website, starting approximately one hour after the completion of the call.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading online local media company that connects brick-and-mortar businesses with over a million online and mobile consumers each day using a variety of innovative digital marketing products. To advertise, or for more information, visit: http://www.localcorporation.com.

Local Corporation is a registered trade name of Local.com Corporation.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to adapt our business following the shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the integration and future performance of our Spreebird business and our Krillion business, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to divest the assets of our Rovion business, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to successfully bill our monthly subscription customers, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of “Adjusted Net Income” and “Adjusted Net Loss” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; net income (loss) from discontinued operations; impairment charges and non-recurring items. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income (Loss) is set forth at the end of this press release.

Management believes that Adjusted Net Income (Loss) provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income (Loss) in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted Net Income (Loss) is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income (Loss) in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income (Loss) provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.

# # #

Investor Relations Contact:

Janine Zanelli

Local Corporation

949-341-5340

jzanelli@local.com

Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com

LOCAL.COM CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except par value)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash	$7,103	$10,394
Restricted cash	42	10
Accounts receivable, net of allowances of $453 and $550, respectively	15,224	13,456
Notes receivable – current portion	392	392
Prepaid expenses and other current assets	619	732
Assets held for sale	2,300	2,187

Total current assets	25,680	27,171

Property and equipment, net	7,499	8,018
Goodwill	25,870	31,370
Intangible assets, net	6,290	8,833
Long term portion of note receivable	222	350
Deposits	60	69

Total assets	$65,621	$75,811

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,514	$12,193
Accrued compensation	1,730	2,152
Deferred rent	516	551
Warrant liability	99	207
Other accrued liabilities	1,599	2,422
Revolving line of credit	8,000	8,000
Deferred revenue	203	281
Liabilities held for sale	57	32

Total current liabilities	26,718	25,838

Deferred income taxes	265	265

Total liabilities	26,983	26,103

Commitments and contingencies

Stockholders’ equity (deficit):
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 22,088 and 22,082 issued and outstanding, respectively	—	—
Additional paid-in capital	120,547	119,068
Accumulated deficit	(81,909)	(69,360)

Stockholders’ equity	38,638	49,708

Total liabilities and stockholders’ equity	$65,621	$75,811

LOCAL.COM CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$27,072	$15,477	$52,104	$32,272

Costs and expenses:
Cost of revenues	19,990	10,798	37,335	21,786
Sales and marketing	4,628	4,158	10,291	7,435
General and administrative	2,799	3,291	5,185	5,907
Research and development	1,275	1,358	2,456	2,885
Amortization of intangibles	819	1,132	1,743	2,330
Impairment of goodwill and intangible assets	6,451	—	6,451	—

Total operating expenses	35,962	20,737	63,461	40,343

Operating income (loss)	(8,890)	(5,260)	(11,357)	(8,071)
Interest and other income (expense), net	(97)	(30)	(194)	(85)
Change in fair value of warrant liability	166	411	108	1,970

Income (loss) from continuing operations before income taxes	(8,821)	(4,879)	(11,443)	(6,186)
Provision for income taxes	44	48	99	59

Net income (loss) from continuing operations	(8,865)	(4,927)	(11,542)	(6,245)
Income (loss) from discontinued operations (net of taxes)	(482)	(477)	(1,007)	(477)

Net Income (loss)	$(9,347)	$(5,404)	$(12,549)	$(6,722)

Per share data:
Basic net income (loss) per share from continuing operations	$(0.40)	$(0.23)	$(0.52)	$(0.30)

Basic net income (loss) per share from discontinued operations	$(0.02)	$(0.02)	$(0.05)	$(0.02)

Basic net income (loss) per share	$(0.42)	$(0.25)	$(0.57)	$(0.32)

Diluted net income (loss) per share from continuing operations	$(0.40)	$(0.23)	$(0.52)	$(0.30)

Diluted net income (loss) per share from discontinued operations	$(0.02)	$(0.02)	$(0.05)	$(0.02)

Diluted net income (loss) per share	$(0.42)	$(0.25)	$(0.57)	$(0.32)

Basic weighted average shares outstanding	22,086	21,254	22,084	20,750
Diluted weighted average shares outstanding	22,086	21,254	22,084	20,750

Supplemental Consolidated Statements of Operations Information

Stock-based Compensation Expense

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cost of revenues	$18	$66	$40	$153
Sales and marketing	268	330	585	648
General and administrative	332	489	668	936
Research and development	49	106	100	225

Total stock-based compensation expense*	$667	$991	$1,393	$1,962

Basic and diluted net stock-based compensation expense per share	$0.03	$0.05	$0.06	$0.09

*- Excludes impact of discontinued operations.

LOCAL.COM CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(12,549)	$(6,722)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	3,782	3,760
Provision for doubtful accounts	38	—
Stock-based compensation expense	1,473	1,992
Change in fair value of warrant liability	(108)	(1,970)
Impairment of goodwill and intangible assets	6,451	—
Changes in operating assets and liabilities:
Accounts receivable	(1,806)	1,191
Note receivable	128	114
Prepaid expenses and other	122	554
Accounts payable and accrued liabilities	1,081	63
Deferred revenue	(93)	(398)

Net cash provided by (used in) operating activities	(1,481)	(1,416)

Cash flows from investing activities:
Capital expenditures	(1,784)	(2,013)
Increase in restricted cash	(32)	—
Issuance of notes receivable	—	(1,085)
Proceeds from notes receivable	—	585
Acquisitions, net of cash acquired	—	(6,217)
Purchases of intangible assets	—	(554)

Net cash used in investing activities	(1,816)	(9,284)

Cash flows from financing activities:
Proceeds from exercise of warrants	—	—
Proceeds from exercise of options	11	158
Proceeds from the public offering of common stock	—	18,227
Payment of revolving credit facility	—	(7,000)
Proceeds from revolving credit facility	—	—
Payment of financing related costs	(5)	(282)

Net cash provided by financing activities	6	11,103

Net increase (decrease) in cash	(3,291)	403
Cash, beginning of period	10,394	13,079

Cash, end of period	$7,103	$13,482

Supplemental Cash Flow Information:
Interest paid	$212	$64

Income taxes paid	$7	$11

LOCAL.COM CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,
	2012	2011	2012
GAAP net income (loss)	$(9,347)	$(5,404)	$(3,202)

Plus interest and other income (expense), net	97	30	97
Plus provision for income taxes	44	48	55
Plus amortization of intangibles	819	1,132	924
Plus depreciation	907	704	860
Plus stock-based compensation	667	991	727
Less revaluation of warrants	(166)	(411)	58
Plus net loss from discontinued operations	482	477	525
Plus asset Impairment charge	6,451	—	—
Plus non-recurring charges*	514	898	95

Adjusted Net Income (Loss)	$468	$(1,535)	$139

Diluted Adjusted Net Income (loss) per share	$0.02	$(0.07)	$0.01

Diluted weighted average shares outstanding	22,219	21,254	22,219

*	Included in non-recurring charges are costs incurred due to a change in officer as well as severance cost incurred during the quarter.